Consent of Independent Registered Public Accounting Firm We hereby consent to the incorporation by reference in the Registration Statements on Form S- 3 (Nos. 333-237693-01 and 333-238051), Form S-3ASR (No. 333-280043) and Form S-8 (Nos. 333- 264716, 333-279646 and 333-287153) of DraftKings Inc. (the Company) of our reports dated February 13, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K. /s/ BDO USA, P.C. Boston, Massachusetts February 13, 2026